                                                                    Exhibit 99.1

Investor Contact:                                Media Contact:
Perry Grueber                                    Allan Smith
Director, Investor Relations                     Director, Communications
616.247.2200                                     616.698.1405


            Steelcase Inc. Reports Third Quarter Fiscal 2002 Results

               Declares Quarterly Dividend of Six Cents Per Share

GRAND RAPIDS, Michigan--(BUSINESS WIRE)--December 19, 2001--Steelcase Inc. (NYSE:SCS) reported that revenue for the third quarter of fiscal 2002, ended November 23, 2001, totaled $731.4 million, a decrease of 29 percent compared with $1,034.4 million a year ago. Lower sales are the result of the prolonged industry-wide decline in office furniture demand.

Reported net income was $4.9 million, or $0.03 per share compared with $51.7 million or, $0.35 per share the year before. Excluding a net $2.3 million after-tax charge associated with work force reduction activities announced last quarter and a gain on the sale of a non-operating asset, net income was $7.2 million or, $0.05 per share.

The Board of Directors declared a third quarter cash dividend of $0.06 per share on the company's Class A and Class B common stock. Third quarter dividends are payable on or before January 15, 2002, to shareholders of record on January 1, 2002. This represents a decrease from the previous quarter dividend of $0.11 cents per share. The Board reduced the dividend to reflect current earnings levels.

"We are staying focused on our business strategy, implementing significant changes in many areas of our business. Across the organization, we've found ways to improve our efficiency during a period of unprecedented challenges in our industry," said James P. Hackett, president and chief executive officer. "As a result of dedicated efforts by our employees in areas we can control, such as cost reduction and process improvements, we've remained profitable, despite the substantial reduction in furniture purchases by our customers this year."

"I'm pleased with how aggressively we've moved over the past twelve months to manage through this difficult economic environment along with the quality and pace of progress we've made in implementing our long-term strategy. We successfully completed the acquisition of PolyVision Corporation this quarter. This represents another important step in our plan for integrating the three core elements of the office environment, architecture, furniture, and technology. We can now offer customers a greater variety of visual communication tools, ranging from standard white boards to fully interactive plasma displays, which help groups and teams communicate and collaborate more effectively," said Mr. Hackett.

"Our profits were in line with our expectations, as we captured the savings from actions we implemented over the last two quarters," said James Keane, chief financial officer. "We have multiple initiatives underway aimed at eliminating underutilized capacity and lowering our cost structure. Over the last twelve months, we have reduced our work force by more than 5,000 hourly, temporary and salaried positions worldwide. These were difficult, but necessary steps to remain profitable given lower revenue."

Fiscal 2002 Results Year to Date

Revenue for the first nine months of fiscal 2002 was $2,429.1 million, a decrease of 21 percent compared with $3,063.3 million in the same period last year. Net income for the first nine months of fiscal 2002 was $35.3 million, or $0.24 per share, compared with $168.0 million or $1.12 per share last year.

Outlook

Order rates were stable during the second half of the third quarter, however in the last few weeks, the company has experienced some softening in orders. Mr. Keane commented, "Recent conversations with larger customers suggest further tightening of demand. At this time, it is unclear whether this represents something beyond the normal seasonal slowdown we typically experience during our fourth quarter."

"Given our expectations for continued soft economic conditions, we are taking additional actions to strengthen our operating performance," stated Mr. Keane. "For example, we intend to consolidate work force and facilities in Europe. These actions should allow us to deliver similar operating profits despite lower expected sales volume for the fourth quarter. We will however, incur significant one-time charges associated with these actions, and therefore, expect to report a net loss in the fourth quarter."

Last quarter, the company provided earnings guidance of $0.10-$0.15 per share, excluding one-time charges, for the second half of fiscal 2002 on a forecasted revenue decline of up to 25 percent for the full fiscal year. The company is not changing that guidance, but given continued soft economic conditions, it is more comfortable at the low end of the earnings range.

Business Segment Results

                                      Three Months Ended                   Nine Months Ended
                                      ------------------                   -----------------
                                Nov. 23,    Nov. 24,     % Inc       Nov. 23,    Nov. 24,     % Inc
                                  2001        2000       (Dec)         2001        2000       (Dec)
                                --------    --------     -----       --------    --------     -----
Revenue (in millions)
---------------------
North America(a)                $  567.9     $ 832.6    (31.8)%      $1,904.7    $2,458.0    (22.5)%
International(b)                   144.4       181.2    (20.3)%         463.3       548.9    (15.6)%
                                --------    --------                 --------    --------
  Total Furniture Revenue          712.3     1,013.8    (29.7)%       2,368.0     3,006.9    (21.2)%
Financial Services(c)               19.1        20.6     (7.3)%          61.1        56.4      8.3%
                                --------    --------                 --------    --------
  Consolidated Revenue          $  731.4    $1,034.4    (29.3)%      $2,429.1    $3,063.3    (20.7)%
                                ========    ========                 ========    ========

                                                    As Reported                         As Adjusted(1)
                                                Three Months Ended                   Three Months Ended
                                                ------------------                   ------------------
                                          Nov. 23,    Nov. 24,     % Inc       Nov. 23,    Nov. 24,     % Inc
                                            2001        2000       (Dec)         2001        2000       (Dec)
                                          --------    --------     -----       --------    --------     -----
Operating Income (in millions)
-------------------------------
North America                               $  2.7     $  68.5    (96.1)%       $  10.1      $ 68.5     (85.3)%
International                                 (0.2)        5.0   (104.0)%          (0.2)        5.0    (104.0)%
Financial Services (d)                         2.2         2.4     (8.3)%           2.2         2.4      (8.3)%
Eliminations(e)                                2.0         3.3     n/m              2.0         3.3      n/m
                                            ------     -------                  -------      ------
  Consolidated Operating Income             $  6.7     $  79.2    (91.5)%       $  14.1      $ 79.2     (82.2)%
                                            ======     =======                  =======      ======

Operating Margin Percent                       0.9%        7.7%                     1.9%        7.7%


                                                    As Reported                         As Adjusted(2)
                                                 Nine Months Ended                    Nine Months Ended
                                                 -----------------                    -----------------
                                          Nov. 23,    Nov. 24,     % Inc       Nov. 23,    Nov. 24,     % Inc
                                            2001        2000       (Dec)         2001        2000       (Dec)
                                          --------    --------     -----       --------    --------     -----
Operating Income (in millions)
------------------------------
North America                               $ 57.1     $ 227.3    (74.9)%       $  75.5     $ 227.3     (66.8)%
International                                 (4.4)       27.4   (116.1)%          (4.4)       27.4    (116.1)%
Financial Services(d)                          8.8         5.0     76.0%            8.8         5.0      76.0%
Eliminations(e)                                6.2         9.6     n/m              6.2         9.6      n/m
                                            ------     -------                  -------     -------
  Consolidated Operating Income             $ 67.7     $ 269.3    (74.9)%       $  86.1     $ 269.3     (68.0)%
                                            ======     =======                  =======     =======

Operating Margin Percent                       2.8%        8.8%                       3.5%       8.8%


Segment Descriptions and Footnotes

(a) North America business segment includes the company's furniture operations in the U.S. and Canada, including the Steelcase Design Partnership (a group of six wholly owned Steelcase subsidiaries that serve specialty markets), and the company's Attwood and IDEO subsidiaries.
(b) International business segment includes all other non-"North America" furniture operations.
(c) Financial Services business segment includes customer leasing and dealer financing services.
(d) Operating income includes interest expense of $4.9 million and $4.6 million for Q3 FY02 and Q3 FY01 respectively and $15.7 million and $12.9 million for the first nine months of FY02 and FY01 respectively.
(e) Represents the elimination of intercompany interest expense reported as operating expense in the Financial Services segment and as non-operating income in the North America segment; n/m = not meaningful.
(1) Excludes a $7.4 million charge associated with work force reductions in Q3 FY02.
(2) Excludes a $7.4 million and $11.0 million charge associated with work force reductions in Q3 FY02 and Q2 FY02 respectively.

Other Events

Subsequent to the third quarter, the company sold $250 million in senior five-year notes in a private placement market. Proceeds from the issuance were used to finance the acquisition of PolyVision Corp., repay a portion of outstanding commercial paper, and for general corporate purposes.

About Steelcase Inc.

Steelcase Inc., a Fortune 500 company, helps individuals and organizations around the world to work more effectively by providing knowledge, products and services that enable customers and their consultants to create work environments that harmoniously integrate architecture, furniture and technology. Founded in 1912 and headquartered in Grand Rapids, Michigan, the company has led the global office furniture industry in sales every year since 1974. Its product portfolio includes interior architectural products, furniture systems, technology products, seating, lighting, storage and related products and services. Fiscal 2001 revenue was approximately $4 billion. Steelcase Inc. and its subsidiaries have dealers in more than 800 locations, manufacturing facilities in over 30 locations and approximately 20,000 employees around the world. The company's Class A Common Stock trades on the NYSE under the symbol SCS. For more information, visit www.steelcase.com.

Forward-looking Statements

From time to time, in written reports and oral statements, the company discusses its expectations regarding future performance. For example, certain portions of this release contain various "forward-looking statements", including those relating to anticipated revenue, costs and earnings for the current fiscal year. Such statements involve certain risks and uncertainties that could cause actual results to vary. The company's performance may differ materially from that contemplated by such statements for a variety of reasons, including, but not limited to: competitive and general economic conditions domestically and internationally; delayed or lost sales and other impacts related to the commercial and economic disruption caused by recent terrorist attacks on the United States; changes in domestic and international government laws and regulations; major disruptions at our key facilities or in the supply of any key raw materials; competitive pricing pressure; pricing changes by the company or its competitors; currency fluctuations; changes in customer demand and order patterns; changes in relationships with customers, suppliers, employees and dealers; product (sales) mix; the success (including product performance and customer acceptance) of new products, current product innovations and platform simplification, and their impact on the company's manufacturing processes; possible acquisitions or divestitures by the company; the company's ability to reduce costs, including ramp-up costs associated with new products and to improve margins on new products; the impact of work force reductions (including elimination of temporary workers, hourly layoffs, early retirement programs and salaried work force reductions); the company's success in integrating acquired businesses, initiating and managing alliances and global sourcing, transitioning production of its products to other manufacturing facilities as a result of production rationalization and implementing technology initiatives; changes in business strategies and decisions; and other risks detailed in the company's Form 10-K for the year ended February 23, 2001 and other filings with the Securities and Exchange Commission.

                                 STEELCASE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (in millions, except per share data)

                                                   Three Months Ended                Nine Months Ended
                                                Nov. 23,         Nov. 24,         Nov. 23,          Nov. 24,
                                                  2001             2000             2001              2000
                                                  ----             ----             ----              ----
Furniture revenue                                $712.3          $1,013.8         $2,368.0          $3,006.9
Finance revenue                                    19.1              20.6             61.1              56.4
                                                 ------          --------         --------          --------
  Total revenue                                   731.4           1,034.4          2,429.1           3,063.3

Cost of sales                                     509.9             696.5          1,672.2           2,048.0
                                                 ------          --------         --------          --------
Gross profit                                      221.5             337.9            756.9           1,015.3
Operating expenses                                214.8             258.7            689.2             746.0
                                                 ------          --------         --------          --------
Operating income                                    6.7              79.2             67.7             269.3
Interest expense                                   (3.9)             (5.0)           (13.9)            (16.6)
Other income (expense), net                         4.6               2.3              2.4              14.8
                                                 ------          --------         --------          --------
Income before provision for
  income taxes and equity in net
  income (loss) of joint ventures and
  dealer transitions                                7.4              76.5             56.2             267.5
Provision for income taxes                          2.7              26.7             20.8             100.3
                                                 ------          --------         --------          --------
Income before equity in net
  income (loss) of joint ventures
  and dealer transitions                            4.7              49.8             35.4             167.2
Equity in net income (loss) of joint
  ventures and dealer transitions                   0.2               1.9             (0.1)              0.8
                                                 ------          --------         --------          --------
Net income                                       $  4.9          $   51.7         $   35.3          $  168.0
                                                 ======          ========         ========          ========

Per Share Data:
---------------
Earnings per share (basic & diluted)             $ 0.03          $   0.35         $   0.24          $   1.12
                                                 ======          ========         ========          ========
Dividends paid                                   $ 0.11          $   0.11         $   0.33          $   0.33
                                                 ======          ========         ========          ========

Weighted Average Shares Outstanding -
     Basic                                        147.3             149.0            147.3             150.0
     Diluted                                      147.5             149.6            147.6             150.4


                                 STEELCASE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                         (Unaudited)
                                                           Nov. 23,    Feb. 23,
                                                             2001        2001
                                                           --------    --------
Assets
Current assets:
     Cash and cash equivalents                             $  125.3    $   25.3
     Accounts receivable, net                                 438.7       603.2
     Notes receivable and leased assets                       231.3       270.4
     Inventories                                              163.6       184.7
     Other current assets                                     111.6       122.1
                                                           --------    --------
              Total current assets                          1,070.5     1,205.7

Property and equipment, net                                   910.1       933.8
Notes receivable and leased assets                            337.2       341.9
Joint ventures and dealer transitions                          43.1        45.2
Goodwill and other intangible assets, net                     545.5       405.1
Other assets                                                  239.1       225.3
                                                           --------    --------
              Total assets                                 $3,145.5    $3,157.0
                                                           ========    ========

Liabilities & Shareholders' Equity
Current liabilities:
     Accounts payable                                      $  166.4    $  254.1
     Short-term borrowings and current portion of
       long-term debt                                         483.9       209.7
     Accrued expenses:
         Employee compensation                                 87.3       119.6
         Employee benefit plan obligations                     70.0        84.8
         Other                                                229.9       217.7
                                                           --------    --------
              Total current liabilities                     1,037.5       885.9
                                                           --------    --------

Long-term liabilities:
     Long-term debt                                           203.6       327.5
     Employee benefit plan obligations                        243.4       247.7
     Other long-term liabilities                               63.6        59.4
                                                           --------    --------
              Total long-term liabilities                     510.6       634.6
                                                           --------    --------

              Total liabilities                             1,548.1     1,520.5
                                                           --------    --------

Shareholders' equity:
     Common stock                                             282.0       286.2
     Accumulated other comprehensive income (loss)            (48.4)      (30.0)
     Retained earnings                                      1,363.8     1,380.3
                                                           --------    --------
              Total shareholders' equity                    1,597.4     1,636.5
                                                           --------    --------
              Total liabilities and shareholders' equity   $3,145.5    $3,157.0
                                                           ========    ========

                                 STEELCASE INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                  (in millions)

                                                             Nine Months Ended
                                                             Nov. 23,   Nov. 24,
                                                               2001      2000
                                                              ------    ------
Operating Activities
--------------------
     Net income                                               $ 35.3    $168.0
     Depreciation and amortization                             128.5     120.5
     Changes in current assets and liabilities                  63.6     (77.4)
     Other, net                                                 23.2       3.5
                                                              ------    ------
         Net cash provided by operating activities             250.6     214.6
                                                              ------    ------

Investing Activities
--------------------
     Capital expenditures                                      (91.4)   (185.1)
     Proceeds from the disposal of assets                       16.4      80.2
     Net decrease (increase) in notes receivable
       and leased assets                                        39.1    (134.1)
     Acquisitions, net of cash acquired                       (203.9)       --
     Other, net                                                 (2.6)    (14.8)
                                                              ------    ------
         Net cash used in investing activities                (242.4)   (253.8)
                                                              ------    ------

Financing Activities
--------------------
     Proceeds from issuance of long-term debt                  264.1     124.2
     Repayments of debt                                       (369.9)    (76.5)
     Short-term borrowings (repayments), net                   252.2      47.1
     Common stock issuance                                       0.3       0.1
     Common stock repurchase                                    (4.4)    (53.8)
     Dividends paid                                            (48.6)    (49.6)
                                                              ------    ------
         Net cash provided by (used in) financing
           activities                                           93.7      (8.5)
                                                              ------    ------

     Effect of exchange rate changes on cash and
       cash equivalents                                         (1.9)      4.1

         Net increase (decrease) in cash and cash equivalents  100.0     (43.6)
              Cash and cash equivalents, beginning of period    25.3      73.7
                                                              ------    ------
              Cash and cash equivalents, end of period        $125.3    $ 30.1
                                                              ======    ======